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                                  Exhibit 99.2

Press Release
Source: Clarent Corporation

             Clarent Corporation Announces Senior Management Changes

REDWOOD CITY, Calif., February 1, 2002 -- Clarent Corporation, a leading provider of softswitch solutions for next generation networks, today announced that Gary J. Sbona has been appointed chairman of the board and chief executive officer. Mr. Sbona replaces Mike Vargo, who recently resigned.

The company has recently faced challenges resulting from the previously announced investigation of financial irregularities and the restatement of financial results, the effect of the restatement on the company's financial condition and the process of delisting of the Company's common stock from the Nasdaq Stock Market. Additionally, the Company has experienced high senior management turnover. To address these matters, the board of directors of Clarent Corporation engaged Regent Pacific Management to provide the services of Regent Pacific principals, including Mr. Sbona, as part of the Clarent management team. Mr. Sbona, the chairman and chief executive officer of Regent Pacific, will continue his management and board positions with other Regent Pacific engagements.

Clarent Corporation has received notice from the Listing Qualifications Panel that its stock has been delisted from the Nasdaq Stock Market effective January 30, 2002. As a result, the Company's common stock is now quoted on the OTC market Pink Sheets Electronic Quotation Service under the symbol CLRN.

"The appointment of Gary Sbona and the Regent Pacific team is the first step in the company's evaluation of Clarent's strategic position and product direction, and will allow management to focus on the Company's goal of restructuring its operations, and increasing long-term shareholder value", said Director, J. Mark Hattendorf.

"The new executive team is currently focused on analyzing the operational and financial issues, including the financial restatement, and in developing a new operating plan for Clarent Corporation. We expect this process to take several weeks. The company is finalizing the restatement of its financial statements for the year 2000 and the first two quarters of 2001 and the Form 10Q for the third quarter ended September 30, 2001. We look forward to speaking with the investment community and sharing our detailed plans as they solidify", concluded Sbona.

Mr. Sbona founded Regent Pacific Management in 1974. Regent Pacific is an international firm that specializes in the recovery and restructuring of under-performing companies. Mr. Sbona is a senior executive with 35 years of domestic and international business experience in management, operations and finance for high-technology companies. Mr. Sbona has served on the board of directors of numerous publicly and privately held global corporations.

About Clarent
Clarent Corporation is a leading provider of softswitch solutions for next generation networks. Clarent's solutions enable service providers to deploy a converged network (voice, data and applications). Clarent solutions reduce costs and increase operating efficiencies while delivering innovative new services that allow end users to manage their communications. Founded in 1996, Clarent is headquartered in Redwood City, Calif. and has offices in Asia, Europe, Latin America and North America. For more information please visit www.clarent.com.

Forward Looking Statements
This release contains forward-looking statements that involve risks and uncertainties, including statements about Clarent's future growth and strategic goals. These statements involve risks and uncertainties, including potential issues relating to the company's ability to manage the company as it completes its investigation and restatement of financial statements, the company's ability to operate to achieve acceptable gross margins and retain customers, the ability of customers to pay Clarent, the regional concentration of revenue, ability to retain key employees, as well as uncertainties associated with the future development of the markets for IP-based communications and changes in the global economic market, government regulations, the international communications industry, technological changes and other factors, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Certain of these risks and uncertainties are described further in our periodic filings with

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the SEC.

Trademarks
Clarent and the Clarent logo, are trademarks or registered trademarks of Clarent Corporation in the United States and other jurisdictions. All other trademarks, registered trademarks and service marks are the property of their respective owners.